                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          CHURCH & DWIGHT CO., iNC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                             [ARM & HAMMER LOGO]
CHURCH & DWIGHT CO., INC.

469 North Harrison Street, Princeton, New Jersey 08543-5297

Notice of Annual Meeting of Stockholders to be held Thursday, May 7, 1998.

     The Annual Meeting of Stockholders of Church & Dwight Co., Inc. (the "Company") will be held at THE ASIA SOCIETY, 725 Park Avenue, New York, New York, on Thursday, May 7, 1998, at 11:00 a.m., to consider and take action on the following:

        1. Election of four persons to serve as Directors for a term of three years.

        2. Approval of the appointment of Deloitte & Touche as independent auditors of the Company's 1998 financial statements.

        3. Proposal to approve the 1998 Stock Option Plan.

        4. To consider and act upon a stockholder proposal requesting that the Board of Directors take the steps necessary to provide for cumulative voting in the election of Directors.

        5. Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

     All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 9, 1998, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof. The transfer books will not be closed.

     A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, commencing on April 24, 1998.

                                        MARK A. BILAWSKY
                                        Vice President, General Counsel
                                        and Secretary

Princeton, New Jersey
April 1, 1998

YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ABSTAIN, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                           CHURCH & DWIGHT CO., INC.
          469 North Harrison Street, Princeton, New Jersey 08543-5297

                                                                   April 1, 1998

                                Proxy Statement

PROXIES AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Church & Dwight Co., Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 1998 and at any adjournment thereof.

     The securities entitled to vote at the meeting consist of the Company's Common Stock. Each stockholder of record at the close of business on March 9, 1998, is entitled to vote in accordance with the Company's Restated Certificate of Incorporation as amended. At the Annual Meeting each share of stock beneficially owned by the same person for a period of 48 consecutive months preceding March 9, 1998, will be entitled to four votes per share. All other shares will be entitled to one vote per share. The discussion on page 30 of this Proxy Statement outlines the procedures for determining when changes in beneficial ownership are deemed to occur. The number of shares outstanding at the close of business on March 9, 1998, was 19,412,455.

     At the Annual Meeting of Stockholders held on May 8, 1997, as reported in the Certificate of Inspectors of Elections, the number of shares of Company Common Stock entitled to vote at such meeting was 19,505,259 bearing 39,737,919 votes. Of such shares, 6,744,220 were entitled to four votes per share and 12,761,039 were entitled to one vote per share.

     Any stockholder giving a proxy has the power to revoke that proxy at any time before it is voted. Any proxy which is not revoked will be voted at the meeting and all proxies will be voted, if no contrary instruction is indicated on the proxy, FOR the election of the nominees described herein, FOR approval of the appointment of Deloitte & Touche as independent auditors, FOR approval of the proposed 1998 Stock Option Plan as described herein, and AGAINST the proposed stockholder resolution relating to cumulative voting in the election of Directors.

     The presence, in person or by proxy, of the holders of such number of shares of Company Common Stock as are entitled to cast a majority of the vote, at the meeting, constitutes a quorum. Proxies submitted with the votes withheld for the election of Directors or abstentions with regard to proposals 2, 3 and 4 and broker non-votes are included in determining whether or not a quorum is present. Votes will be tabulated by the Company's transfer agent. Directors are elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes. The approval of proposals 2, 3 and 4 requires the affirmative vote of such number of shares as are entitled to cast a majority of the votes present in person or by proxy at the meeting. Abstentions are counted as non-affirmative votes on proposals 2, 3 and 4, whereas broker non-votes are not counted in tabulating the votes thereon.

     Solicitation of proxies is being made by management on behalf of the Board of Directors through the mail, in person, and by telephone through its employees who will not be additionally compensated. The cost thereof will be borne by the Company. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies for a fee estimated not to exceed $5,000 plus out-of-pocket expenses. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners.

     This Proxy Statement and enclosed form of Proxy and Stockholder Certification Form is expected to be first mailed to Stockholders on April 1, 1998.

                           1.  ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation provides for the division of the Board of Directors into three classes, each class equal or as nearly equal as possible, with the Directors in each class serving for a term of three years. At the 1998 Annual Meeting of Stockholders, four Directors will be elected to serve until the 2001 Annual Meeting. Such Directors will serve until their successors are elected and qualified. All nominees are members of the present Board.

     It is not anticipated that any of the nominees will become unavailable to serve as Directors for any reason, but if that should occur before the Annual Meeting, the persons named in the form of proxy reserve the right to substitute another of their choice as nominee in his/her place or to vote for such lesser number of Directors as may be prescribed by the Board of Directors in accordance with the Company's Restated Certificate of Incorporation and By-Laws.

     Information concerning the nominees and the continuing members of the Board of Directors is set out below:

                      STANDING FOR ELECTION -- MAY 7, 1998

TERM EXPIRES IN 1998

                       ROBERT H. BEEBY
[Photo of Robert H.    Mr. Beeby, 66, retired in 1991 as President and Chief
  Beeby]               Executive Officer of Frito-Lay, Inc., the nation's largest manufacturer of snack food. Prior to that, he served as
                           President and Chief Executive Officer of Pepsi-Cola
                           International. He currently serves as a member of the
                           Board of Directors of the Columbia Gas System, Inc. and
                           A.C. Neilsen. He became a member of the Board in 1992.
                           He is a member of the Compensation & Organization
                           Committee of the Board.

                       J. RICHARD LEAMAN, JR.
[Photo of J.           Mr. Leaman, 63, retired in May 1995 as President, Chief
  Richard Leaman       Executive Officer of S. D. Warren Company, a producer of
Jr.]                       coated printing and publishing papers. He retired as
                           Vice Chairman of Scott Paper Company on January 1, 1995,
                           a position he held since April 1991. Mr. Leaman is on
                           the Board of Directors of Pep Boys, S. D. Warren Company
                           and Ranpak Corp. He also serves as Vice Chairman of the
                           Executive Committee and on the Board of Trustees of
                           Widener University, and a member of the Dartmouth Alumni
                           Council. Mr. Leaman has been a Director of the Company
                           since 1985. He serves as Chairman of the Audit Committee
                           of the Board.
                       DWIGHT C. MINTON
[Photo of Dwight C.    Mr. Minton, 63, is Chairman of the Board of the Company.
  Minton]              After serving many years as President, and as Chief
                           Executive Officer since 1968, he retired from the
                           Company in October 1995. He currently serves as Chairman
                           of the Greater Yellowstone Coalition, Vice Chairman of
                           the National Environmental Education and Training
                           Foundation and is a Director of Crane Co. and Medusa
                           Corporation. He has been a Director of the Company since
                           1965 and serves as Chairman of the Director's Stock
                           Option Plan, Executive and Loan Committees of the Board
                           and is a member of the Compensation & Organization
                           Committee of the Board.
                       JOHN O. WHITNEY
[Photo of John O.      Mr. Whitney, 69, is a Professor and Executive Director, the
  Whitney]             Deming Center for Quality Management at Columbia Business
                           School. He currently serves as a member of the Board of
                           Directors of the Turner Corporation and Atchison
                           Castings, Inc. He also serves as Advisory Director of
                           Newsbank. He became a member of the Board in 1992. He is
                           a member of the Compensation & Organization Committee of
                           the Board.

                              CONTINUING DIRECTORS

TERM EXPIRES IN 1999

                       CYRIL C. BALDWIN, JR.
[Photo of Cyril C.     Mr. Baldwin, 70, is Chairman of the Board of Cambrex
  Baldwin Jr.]         Corporation, a specialty chemicals company. He became a
                           Director of the Company in 1983. He is a member of the
                           Executive Committee, Compensation & Organization
                           Committee and the Committee on Directors of the Board.

                       WILLIAM R. BECKLEAN
[Photo of William      Mr. Becklean, 61, is Senior Vice President of Tucker
  R. Becklean]         Anthony, Inc. a full-service regional brokerage and
                           investment banking firm. He previously served as Vice
                           President of Kidder, Peabody & Co., Inc. He became a
                           Director of the Company in 1980. Mr. Becklean is a
                           member of the Audit Committee of the Board.
                       ROSINA B. DIXON, M.D.
[Photo of Rosina B.    Dr. Dixon, 55, has been a consultant to the pharmaceutical
  Dixon]               industry since 1986. She is a Director of Cambrex
                           Corporation and Enzon, Inc. She became a Director of the
                           Company in 1979, currently serves as Chairman of the
                           Compensation & Organization Committee of the Board and
                           is a member of the Committee on Directors and Executive
                           Committee of the Board.
                       DEAN P. PHYPERS
[Photo of Dean P.      Mr. Phypers, 69, retired in 1987 as Senior Vice President
  Phypers]             and Director, International Business Machines Corporation, a
                           leading manufacturer of information systems. He
                           currently serves as a Director of American International
                           Group, Bethlehem Steel Corporation and Cambrex
                           Corporation. He has been a Director of the Company since
                           1974. He serves as Chairman of the Committee on
                           Directors and is a member of the Executive Committee of
                           the Board.

TERM EXPIRES IN 2000

                       ROBERT A. DAVIES, III
[Photo of Robert A.    Mr. Davies, 62, is the President and Chief Executive Officer
  Davies III]          of the Company, positions he has held since October 1995.
                           From January 1995 to September 1995 he was the President
                           of the Arm & Hammer Division. During the period 1985 to
                           1990 he served as President & Chief Executive Officer
                           and a member of the Board of Directors of California
                           Home Brands, Inc. He currently serves as a member of the
                           Board of DSLT, Brands, Inc., previously Diamond Crystal
                           Salt, Inc. He is a member of the Executive Committee of
                           the Board.

                       JOHN D. LEGGETT, III, PH.D.
[Photo of John D.      Mr. Leggett, 56, is President of Sensor Instruments Co.,
  Leggett III]         Inc., a company formed by him in 1985, which is involved in the design, manufacture and marketing of environmental
                           sensing instrumentation. He has been a Director of the
                           Company since 1979 and currently is a member of the
                           Executive, Audit and Compensation & Organization
                           Committees of the Board.
                       ROBERT A. MCCABE
[Photo of Robert A.    Mr. McCabe, 63, is President of Pilot Capital Corporation,
  McCabe]              whose business is providing equity financing for private
                           companies. He is a member of the Board of Directors of
                           Borg-Warner Security Corporation, Thermo Optek
                           Corporation, The Atlantic Bank, and Thermo Electron
                           Corporation. Mr. McCabe is a Trustee of the American
                           School of Classical Studies at Athens, the Thera
                           Foundation, Athens College, and the French Library in
                           Boston. Mr. McCabe has been a Director of the Company
                           since 1987. He is a member of the Audit Committee of the
                           Board.

                               RETIRING DIRECTOR

                       JARVIS J. SLADE
[Photo of Jarvis J.    Mr. Slade, 72, is a partner in Hampton Capital Company, a
  Slade]               merchant banking firm. Mr. Slade is Chairman of the Board of
                           MCRB Service Bureau Corp., and a member of the Board of
                           Directors of Prime Energy Corporation and Lexington
                           Management Group. Mr. Slade is a member of the Executive
                           Committee of the Board. He has been a Director of the
                           Company since 1970. Mr. Slade will retire from the Board
                           effective on May 7, 1998. With deep regret the Company
                           accepts his resignation.
                          Upon Mr. Slade's retirement the number of Board members
                           will be reduced to eleven until such time as a new
                           member(s) is identified and elected.

     Unless otherwise stated, each Director has served in the principal business indicated above for the past five or more years.

THE BOARD OF DIRECTORS

     During 1997 there were twelve meetings of the Board of Directors. All Directors attended at least seventy-five percent of the total number of meetings held by the Board of Directors and the total number of meetings held by all Committees of Board on which such Director served.

     The Board has an Audit Committee and a Compensation & Organization Committee, but does not have a Nominating Committee. The typical duties of a Nominating Committee, the screening and selection of candidates to fill vacancies on the Board of Directors, are part of the responsibilities of the Committee on Directors.

     AUDIT COMMITTEE. The Audit Committee, comprised of William R. Becklean; J. Richard Leaman, Jr.; John D. Leggett, III, Ph.D.; and Robert A. McCabe, met three times during 1997. The Committee's functions include recommending to the Board of Directors the engagement and discharge of the independent auditors, reviewing the independence of the auditors, considering the range of audit and non-audit services and fees, and reviewing the adequacy of the Company's system of internal accounting controls. All members of the Committee are outside Directors.

     COMPENSATION & ORGANIZATION COMMITTEE. The Compensation & Organization Committee, comprised of Cyril C. Baldwin, Jr.; Robert H. Beeby; Rosina B. Dixon, M.D.; John D. Leggett, III, Ph.D.; Dwight C. Minton; and John O. Whitney, met five times during 1997. All of the members of the Committee are non-employee Directors and are ineligible to participate in any plans or programs which are administered by the Committee. The functions performed by the Committee include: consideration, including competitiveness, and design of the Company's compensation plans; review and approval of Executive Officer compensation; and administration of the Company's compensation plans.

     COMMITTEE ON DIRECTORS. The Committee on Directors, comprised of Cyril C. Baldwin; Robert A. Davies, III; Rosina B. Dixon, M.D.; Dwight C. Minton; and Dean P. Phypers, was established in November 1994. The members of the Committee met three times during 1997. The functions of the Committee include, among other things, the selection, evaluation and consideration of candidates for nomination to the Board, and the monitoring and evaluation of overall Board performance. Any Stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a Director.

EXECUTIVE OFFICERS OF THE COMPANY

     Listed below are the names, ages and positions held with the Company (as of March 9, 1998) by each Executive Officer.

                NAME                   AGE                           POSITION
                ----                   ---                           --------
Robert A. Davies, III................   62(1) President and Chief Executive Officer
Raymond L. Bendure, Ph.D.............   54(1) Vice President Research and Development
Mark A. Bilawsky.....................   50(1) Vice President, General Counsel and Secretary
Mark G. Conish.......................   45(1) Vice President Manufacturing and Distribution
James P. Crilly......................   55(1) Senior Vice President Arm & Hammer Division
Zvi Eiref............................   59(1) Vice President Finance and Chief Financial Officer
Dennis M. Moore......................   47(1) Vice President/General Manager International
                                                Operations/Business Development
Eugene F. Wilcauskas.................   55(1) Vice President, President and Chief Operating Officer
                                                Specialty Products Division
Leo T. Belill........................   57(2) Vice President Specialty Products Division
Alfred H. Falter.....................   48(2) Vice President Corporate Purchasing
W. Patrick Fiedler...................   49(2) Vice President Sales and Marketing, Specialty Products
                                                Division
Gary P. Halker.......................   47(2) Vice President, Controller and Chief Information
                                              Officer
Jaap Ketting.........................   46(2) Vice President - Brazil
Henry Kornhauser.....................   65(2) Vice President - Advertising
Larry B. Koslow......................   46(2) Vice President Marketing Personal Care, Arm & Hammer
                                                Division
Ronald D. Munson.....................   55(2) Vice President International Operations, Specialty
                                              Products Division
Joyce F. Srednicki...................   53(2) Vice President Marketing Household Products, Arm &
                                                Hammer Division

---------------
 (1) Executive Officers serving for such term as the Board of Directors shall determine.

 (2) Executive Officers serving for such term as determined by and at the discretion of the Chief Executive Officer.

     Mr. Davies was elected President and Chief Executive Officer in October 1995. He served as President of the Arm & Hammer Division from January to September 1995. From 1985 to 1990 he served as President & Chief Executive Officer and a member of the Board of Directors of California Home Brands, Inc. He is a member of the Board of DSLT, Inc., previously Diamond Crystal Salt, Inc.

     Mr. Bendure joined the Company in November 1995 as Vice President Research and Development. From 1988 to 1993 Mr. Bendure was employed by Colgate Palmolive Co. as World Wide Director, Corporate Technology. From 1993 to 1995 Mr. Bendure was Senior Vice President, Optical Research & Development for Allergan.

     Mr. Bilawsky joined the Company in 1976 as Tax and Internal Audit Manager, and in 1979 he became Associate General Counsel and Tax Counsel. He has served as Vice President, General Counsel and Secretary of the Company since 1989.

     Mr. Conish was appointed Vice President Manufacturing and Engineering in April 1993 and in November 1994 he became Vice President Manufacturing and Distribution. For the previous nineteen years he served in various management positions, the most recent being Senior Director, Manufacturing/Engineering.

     Mr. Crilly rejoined the Company in February 1995 as Vice President Sales Arm & Hammer Division, a position he held with the Company from 1980 to 1984. In February 1997 Mr. Crilly became Senior Vice President Arm & Hammer Division. From 1984 to 1990 Mr. Crilly was retained by California Home Brands as Vice President Sales and Marketing. From 1990 to 1994 he was a partner in California Calamari & Gold Coast Fisheries, Inc.

     Mr. Eiref rejoined the Company in November 1995 as Vice President Finance and Chief Financial Officer, a position he held with the Company from 1979 to 1988. From 1988 to 1995 Mr. Eiref was employed by Chanel, Inc. as Senior Vice President Finance.

     Mr. Moore joined the Company in 1980 and in 1984 was elected Vice President Human Resources. In May 1989 Mr. Moore became Vice President of Administration and in July 1996 he became Vice President Corporate Business Development. In October 1997 Mr. Moore was appointed Vice President/General Manager International Operations/Business Development.

     Mr. Belill was appointed Vice President and General Manager Basic Products Group in August 1989, after joining the Company in 1986. In April 1991 Mr. Belill became Vice President Specialty Products Division. For the period June 1996 until April 1997 he was acting General Manager of the Specialty Products Division.

     Mr. Falter joined the Company in 1979 as Plant Controller and served in various managerial positions until March 1988 when he became Director, Corporate Purchasing. In December 1995 Mr. Falter was appointed Vice President Corporate Purchasing.

     Mr. Fiedler was appointed Vice President Marketing for the Specialty Products Division in October 1995. In February 1997 Mr. Fiedler became Vice President Sales and Marketing for that Division. In 1994 Mr. Fiedler was appointed President of Armand Products Company, a partnership in which the Company owns a fifty percent interest, after having previously served as Vice President/General Manager. Prior to that Mr. Fiedler was employed by Occidental Chemical Corporation in various managerial positions.

     Mr. Ketting has been Vice President - Brazil since June 1997. He began with Church & Dwight in January 1987 as Manager of Financial Analysis for the Specialty Products Division. In June 1990 he became Director of Financial Analysis for the Specialty Products Division. Before coming to Church & Dwight, Mr. Ketting spent ten years with Allied Corp. and its General Chemical Company spin-off in various financial management positions.

     Mr. Halker joined the Company in 1977 and in 1984 was appointed Controller. In March 1993 Mr. Halker became Chief Information Officer and in August 1994 he became Vice President and Chief Information Officer. In August 1995 he became Vice President, Controller and Chief Information Officer.

     Mr. Kornhauser joined the Company in January 1997 as Vice
President - Advertising. Prior to that Mr. Kornhauser was Chairman of the Board of Partners & Shevack, an advertising agency in which he was a principal. Prior to that he served as President of C.T. Clyne until 1980 when he became the Chairman and Chief Executive Officer of his own advertising agency, Kornhauser & Calene. In 1989 Kornhauser & Calene merged with Partners & Shevack.

     Mr. Koslow joined the Company in November 1995 as Vice President Marketing Personal Care for the Arm & Hammer Division. For the previous five years, Mr. Koslow was employed by Sterling Winthrop Inc. as Vice President
Marketing - Sterling Health Canada and Category Director, Analgesics - Sterling Health USA.

     Mr. Munson joined the Company in 1983 as Director of Marketing, Specialty Products Division and served in various managerial positions in sales and marketing prior to being appointed Vice President and General Manager Performance Products Group in July 1989. In July 1991 he became Vice President International Operations, Specialty Products Division.

     Ms. Srednicki was appointed Vice President Marketing Household Products for the Arm & Hammer Division in October 1995. Since 1975 she served in various positions of increasing responsibilities in sales and marketing.

     Mr. Wilcauskas joined the Company in April 1997 as President & Chief Operating Officer of the Specialty Products Division. Prior to that Mr. Wilcauskas was an advisor to Investec Strategies, Inc. Prior to that he served as President of Akzo Nobel, Inc. Mr. Wilcauskas joined Akzo Nobel in 1986 as the result of the acquisition of the Wilson-Fiberfil Division from Plastics Specialties & Technologies, Inc. where he was a principal, a board member and a corporate vice president.

SECURITY OWNERSHIP

     The following persons were known to the Company to be beneficial owners as of January 1, 1998, of more than five percent of the Company's Common Stock. The table is based on reports filed by such persons with the Securities and Exchange Commission and on other information available to the Company.

                                                   AMOUNT AND NATURE OF
                                                   BENEFICIAL OWNERSHIP
               NAME AND ADDRESS                  ------------------------      PERCENT
              OF BENEFICIAL OWNER                  SHARES         VOTES      OF CLASS(1)
              -------------------                -----------    ---------    -----------
Chase Manhattan Corporation....................    1,332,950(2) 1,332,950        6.81
  270 Park Avenue
  New York, New York 10017

FMR Corporation................................    1,143,400(3) 1,143,400        5.88
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

Gabelli Funds, Inc.............................    1,840,600(4) 1,840,600        9.48
  One Corporate Center
  Rye, New York 10580-1434

     Information, as supplied to the Company by Executive Officers and Directors, with respect to the beneficial ownership of Company Common Stock by each Director, by each Executive Officer listed in the table on page 14, and by all Executive Officers and Directors as a group, as of March 9, 1998, is set forth in the table below. Unless otherwise noted in the footnotes following the table, each individual had sole voting and investment power over the shares of Company Common Stock shown as beneficially owned.

                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                      ----------------------------------------------------     DEFERRED
                                                                   PERCENT       STOCK       COMPENSATION
                                                                     OF       OPTION PLANS      PLANS
                NAME                  SHARES(5)(6)      VOTES     CLASS(1)      (SHARES)      ("SHARES")
                ----                  ------------    ---------   ---------   ------------   ------------
Cyril C. Baldwin, Jr. ..............      8,743          27,763       --          6,000             --
William R. Becklean.................      6,207          17,304       --          6,000          1,410
Robert H. Beeby.....................      5,746          11,746       --          5,000
Robert A. Davies, III...............     26,893(7)       32,725       --         20,000         43,702
Rosina B. Dixon, M.D. ..............     23,578(8)       94,033       --          6,000         12,792
J. Richard Leaman, Jr. .............      3,840          15,360       --          6,000          2,606
John D. Leggett, III, Ph.D. ........    327,022(9)    1,300,666     1.68          6,000             --
Robert A. McCabe....................      8,412          29,832       --          6,000          1,338
Dwight C. Minton....................    156,095(10)     586,148       --        305,132             --
Dean P. Phypers.....................      7,240          28,960       --          6,000          3,023
Jarvis J. Slade.....................      8,792          35,168       --          6,000         11,987
John O. Whitney.....................      4,419          10,419       --          5,000          4,753
James P. Crilly.....................     15,648(11)      17,430       --         10,000             --
Zvi Eiref...........................    105,482(12)     421,325       --             --          2,830
Dennis M. Moore.....................      8,998(13)      35,992       --         65,400         21,736
Eugene F. Wilcauskas................        128(14)         512       --             --            127
All Executive Officers and Directors
  as a group (28 persons)...........    835,639(15)   3,073,044     4.30        642,832        109,928

---------------
 (1) Based solely on the number of outstanding shares; does not take into account disparities from pro rata voting rights which may arise due to the fact that some shares are entitled to four votes per share and some shares are entitled to one vote per share. Percentage is shown only if one percent or greater of the class.

 (2) Chase Manhattan Corporation reported on Form 13G, dated February 12, 1998, sole voting power over 546,800 shares, and sole investment power over 408,000 shares, shared voting power over 126,900 shares and shared investment power over 924,950 shares.

 (3) Based on information included in Schedule 13G, dated February 14, 1998, filed with the Securities and Exchange Commission on behalf of Mr. Edward
     C. Johnson 3d and certain affiliates; FMR Corp. ("FMR"), Fidelity Management & Research Company ("FMRC") and Fidelity Management Trust Company ("FMTC"). In such Schedule 13G, FMRC and FMTC each reported beneficial ownership of 1,059,400 and 84,000 shares, respectively, with no investment or voting power over such shares. Mr. Johnson and FMR, through its control of FMRC and FMTC, each reported sole investment power, with no voting power, over 1,059,400 shares and sole investment and voting power over 84,000 shares.

 (4) Based on information included in Schedule 13D (Amendment No. 6), dated May 5, 1997, filed with the Securities and Exchange Commission on behalf of Mr. Gabelli and certain affiliates, Gabelli Funds, Inc. and GAMCO Investors, Inc. In such Schedule 13D, Mr. Gabelli reported no investment or voting power over such shares; Gabelli Funds, Inc. reported sole investment and voting power over 370,000 shares, GAMCO Investors, Inc. reported sole investment power over 1,406,600 shares and sole voting power over 1,467,600 shares and Gabelli Asset Management Company International Advisory Services Ltd. reported sole investment and voting power over 3,000 shares.

 (5) Does not include shares of Company Common Stock which each Director and each Executive Officer respectively, has rights to purchase, or will have such rights within sixty (60) days from March 9, 1998, under the Stock Option Plan for Directors (see discussion on page 13) and the 1983 Stock Option Plan (see discussion on page 20) respectively. These shares are reflected in the table in the column labeled Stock Option Plans (Shares). Such shares are not entitled to vote at the 1998 Annual Meeting of Stockholders.

 (6) Does not include "shares" of Company Common Stock credited to the account of each Director in the Deferred Compensation Plan for Directors (see discussion on page 12) and credited to the account of each Executive Officer in the Deferred Compensation Plan for Officers (see discussion on page 22). These "shares" are reflected in the table in the column labeled Deferred Compensation Plans ("Shares"). Such shares are not entitled to vote at the 1998 Annual Meeting of Stockholders.

 (7) Includes Mr. Davies' interest in 2,748 shares under the Company's Employee Stock Purchase Plan and 1,944 shares under the Company's Investment Savings and Profit Sharing Plans.

 (8) Includes 4,500 shares held by a trust for which Dr. Dixon, a Director, serves as co-trustee. Dr. Dixon holds shared voting power over such shares. Includes 1,088 shares owned by a child of Dr. Dixon, as to which shares she disclaims any beneficial interest.

 (9) Includes 212,505 shares held by two trusts of which Mr. Leggett serves as co-trustee.

(10) Includes 38,570 shares beneficially owned by Mr. Minton as trustee or custodian. Includes 50,000 shares owned by Mr. Minton's wife. Includes Mr. Minton's interest in 10,450 shares under the Company's Employee Stock Purchase Plan. Includes Mr. Minton's interest in 22,613 shares under the Company's Investment Savings and Profit Sharing Plans.

(11) Includes Mr. Crilly's interest in 594 shares under the Company's Investment Savings and Profit Sharing Plans.

(12) Includes Mr. Eiref's interest in 4,571 shares under the Company's Investment Savings and Profit Sharing Plans and Mr. Eiref's interest in 201 shares under the Company's Employee Stock Purchase Plan.

(13) Includes Mr. Moore's interest in 7,998 shares under the Company's Investment Savings and Profit Sharing Plans.

(14) Includes Mr. Wilcauskas' interest in 128 shares under the Company's Investment Savings and Profit Sharing Plans.

(15) Includes interest of Executive Officers in 75,505 shares under the Company's Investment Savings and Profit Sharing Plans. Includes interest of Executive Officers in 25,941 shares under the Company's Employee Stock Purchase Plan.

COMPENSATION OF DIRECTORS

     Directors, who are not employees of the Company, were paid an annual retainer of $16,000 in 1997. In addition, non-employee Directors were paid $1,000 for each Board meeting attended. Each non-employee Director who was Chairman of either the Audit, Compensation & Organization, or the Committee on Directors, was paid $1,600 for each committee meeting attended and all other non-employee Directors were paid $800 for each committee meeting attended. Non-employee Directors do not participate in any of the Company's compensation plans. Directors' compensation programs are described below. The compensation of each non-employee Director for 1997 did not exceed $40,600 with the exception of Mr. Minton.

     Mr. Dwight C. Minton, Chairman of the Board, retired as Chief Executive Officer and President of the Company on October 1, 1995. Effective on such date, the Company retained the services of Mr. Minton as a consultant. The term of such consulting arrangement shall continue for the life of Mr. Minton. Pursuant to this consulting arrangement, Mr. Minton's compensation for 1997 was $250,000. For subsequent years, his compensation shall be at the annual rate of $100,000 subject to review and adjustment by the Board. For 1998, the Board determined that Mr. Minton's compensation shall be $250,000. In addition, the Company has agreed to continue Mr. Minton's medical benefits and provide office space and administrative support during the term of the consulting agreement. The Company has further agreed that outstanding stock options granted to Mr. Minton pursuant to the Company's Stock Option Plans shall not expire upon his termination of employment with the Company. Mr. Minton's right to exercise such stock options shall continue for the ten-year period commencing on the grant dates of the respective options. Mr. Minton shall receive no other fees relating to his service as Chairman and shall not be eligible to participate in the Compensation Plan for Directors.

     In 1997 the Company engaged the services of Dr. Dixon as a consultant and paid fees to her in connection with such services of approximately $39,000. The consulting services provided were unrelated to her services as a Director.

     Compensation earned by each Director may be deferred, at the discretion of such Director, pursuant to the Deferred Compensation Plan for Directors until such time as the Director ceases to be a Director for any reason. Compensation deferred in this manner is recorded in a ledger account and is deemed to be invested in Company Common Stock for purposes of determining earnings and losses in such ledger account. Actual shares of Company Common Stock are not held in such account and as such, each participating Director has no voting or investment rights for such "shares". Certain Directors have elected to defer compensation as described herein and as of December 31, 1997, the number of "shares" represented by amounts held in their ledger accounts are as set forth in the Security Ownership table on page 10.

COMPENSATION PLAN FOR DIRECTORS

     The Board of Directors of the Company adopted, on December 13, 1995, the Compensation Plan for Directors (the "Plan") which was approved by the stockholders at the May 9, 1996 Annual Meeting and became effective January 1, 1996.

     The Plan provides for the payment of Director's compensation, in the form of Company Common Stock, at the end of the calendar year for which such compensation was earned. The number of shares paid is determined as follows: (i) on the first stock trading day in January the retainer and meeting fees to be paid to each Director for that calendar year (see Compensation of Directors discussion on page 12), are converted into shares of Company Common Stock, rounded up to the nearest whole share. For example, if a Director is to receive $16,000 for the annual retainer and $1,000 for each Board Meeting attended and the closing price of Company Common Stock on the first trading day in January is $28.00 per share, then the compensation, calculated in terms of shares of Company Common Stock, would be 571.4 shares, rounded to 572 shares, for the annual retainer, and 35.7 shares, rounded to 36 shares, for each meeting attended; (ii) on the first stock trading day following the Company's regularly scheduled Board Meeting in December the compensation earned by each Director, in shares of Company Common Stock, is converted into dollars using the closing price of Company Common Stock on such day. Each Participant may elect to receive up to fifty percent of such determined compensation in cash, the remainder to be paid in the form of Company Common Stock. The Company Common Stock to be issued and cash compensation to be paid are distributed by December 31 of such year.

     STOCK OPTION PLAN FOR DIRECTORS. The Board of Directors of the Company adopted, on February 27, 1991, the Stock Option Plan for Directors (the "Plan"), which was approved by the stockholders at the May 9, 1991 Annual Meeting and became effective January 1, 1991. Stock Options are granted to all non-employee Directors of the Company (the "Participant").

     The Plan authorizes the granting of options to purchase shares of Company Common Stock (the "Stock") at the fair market value on the date of grant. The maximum term during which these options may be exercised is ten years, subject to a three-year vesting period. The options may be exercised only by the Participant during his/her lifetime and only transferred by will or the laws of descent and distribution.

     Except for the options granted in 1997 in the amount of 2,000 shares, participants are granted an option to purchase 1,000 shares of Stock each year on the date on which the Company holds its Annual Meeting during the term of the Plan, with the further exception that a Participant's initial option grant shall be 3,000 shares of Stock.

     The total number of shares that may be issued pursuant to options under the Plan cannot exceed 500,000 shares of Stock (adjusted for stock splits, stock dividends and the like).

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning annual compensation paid or accrued by the Company during the fiscal years ended December 31, 1997, 1996 and 1995 to, or for, the Chief Executive Officer, and each of the next four highest paid Executive Officers of the Company, whose total annual salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                           ANNUAL COMPENSATION                 COMPENSATION
                                    ----------------------------------      -------------------
                                                                             AWARDS      LTIP
                                                          OTHER ANNUAL      --------   --------    ALL OTHER
                                                          COMPENSATION      OPTIONS               COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS(1)       (2)           (SHARES)   PAY-OUTS    (3)(4)(5)
---------------------------  ----   --------   --------   ------------      --------   --------   ------------
ROBERT A. DAVIES, III        1997   $350,583   $300,000     $   260              --         --      $70,450
President and                1996    350,000    192,500      22,052          86,500         --       55,670
Chief Executive Officer      1995    292,426    182,900      27,815          40,000         --       20,471
JAMES P. CRILLY              1997    181,458    100,000         260              --                  31,741
Senior Vice President        1996    165,000     74,500       3,145          20,300         --       20,810
Arm & Hammer Division        1995    156,118     59,600       3,025          10,000         --        5,778
ZVI EIREF                    1997    210,333    126,000         260              --                  39,036
Vice President and           1996    210,000     94,500       7,654          33,800         --       27,239
Chief Financial Officer      1995     43,750         --          87          10,000         --        1,050
DENNIS M. MOORE              1997    189,333    102,050      10,948(6)           --                  32,822
Vice President/General       1996    189,000     85,000      20,609(6)       28,700         --       28,923
Manager International        1995    187,688     95,300     236,759(6)(7)(8)      --        --       22,711
Operations/Business
Development
EUGENE F. WILCAUSKAS         1997    178,417    135,000          --              --         --       27,895
President and Chief          1996         --         --          --              --         --           --
Operating Officer            1995         --         --          --              --         --           --
Specialty Products Division

---------------
 (1) Represents incentive compensation payments under the Company's Annual Incentive Compensation Plan as discussed on page 19.

 (2) Includes premiums paid for long-term disability insurance, liability insurance and medical reimbursement plans. Total premiums paid on behalf of named individuals were as follows for 1997, 1996, and 1995, respectively:
     R.A. Davies, III $260, $22,052, $27,815; J.P. Crilly $260, $3,145, $3,025;
     Z. Eiref $260, $7,654, $87; D.M. Moore $260, $8,921, $14,684; E.F.
     Wilcauskas $0, (none for 1996 and 1995).

 (3) Includes Company contributions, vested and unvested, under the Company's Investment Savings Plan and Profit Sharing Plan. Total contributions on behalf of named individuals were as follows for 1997, 1996 and 1995, respectively: R.A. Davies, III $53,625, $18,000, $4,500; J.P. Crilly $27,705, $18,000, $3,906; Z. Eiref $32,205, $18,000, $750; D.M. Moore
     $30,315, $17,969, $13,456; E.F. Wilcauskas $23,850, (none for 1996 and
     1995).

 (4) Includes compensation deferred pursuant to a deferred compensation agreement with the Company, providing certain plan contributions above Internal Revenue Code limits. Such amounts are not deferred at the request of the individual or the Company. Total compensation deferred on behalf of named individuals was as follows for 1997, 1996 and 1995, respectively:
     R.A. Davies, III $5,718, $22,301, $4,200; J.P. Crilly $1,209, $1,197, $394;
     Z. Eiref $1,510, $1,800, $300; D.M. Moore $880, $5,003, $3,846; E.F.
     Wilcauskas $1,309, (none for 1996 and 1995).

 (5) Includes premiums paid for life insurance plans. Total premiums paid on behalf of named individuals were as follows for 1997, 1996 and 1995, respectively: R. A. Davies, III $11,107, $15,369, $11,771; J. P. Crilly $2,827, $1,613, $1,478; Z. Eiref $5,321, $7,439, (none for 1995); D.M.
     Moore $1,627, $5,951, $5,409; E.F. Wilcauskas $2,736, (none for 1996 and
     1995).

 (6) Includes $10,000 of loan forgiveness in each of 1997, 1996 and 1995 in connection with a program to encourage employees to relocate to Princeton, New Jersey. Such program was generally available to all employees.

 (7) Includes debt forgiveness and income tax indemnity in connection with the termination of the Executive Stock Purchase Plan as discussed on page 21. Total amount paid on behalf of named individuals in 1995 was: D.M. Moore $165,409.

 (8) Includes interest paid by the Company in accordance with the Executive Stock Purchase Plan as discussed on page 21. Total interest paid on behalf of named individuals in 1995 was: D.M. Moore $44,978.

     The following table sets forth information with respect to grants of stock options for the Executive Officers named in the Summary Compensation Table during 1997 pursuant to the 1983 Stock Option Plan(1). Also shown are hypothetical gains for each option based on assumed rates of annual compound stock price appreciation of five percent and ten percent from the date the options were granted over the full option term.

           OPTION GRANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                          INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE VALUE
                           -----------------------------------------------     AT ASSUMED ANNUAL RATES
                                      % OF TOTAL                                   OF STOCK PRICE
                                       OPTIONS                                 APPRECIATION FOR OPTION
                                      GRANTED TO    EXERCISE                     TERM (10 YEARS)(2)
                           OPTIONS   EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
          NAME             GRANTED   FISCAL YEAR    ($/SHARE)      DATE       5% ANNUAL      10% ANNUAL
          ----             -------   ------------   ---------   ----------   -----------    ------------
Robert A. Davies, III....      --          --             --          --       $     --      $       --
James P. Crilly..........      --          --             --          --             --              --
Zvi Eiref................      --          --             --          --             --              --
Dennis M. Moore..........      --          --             --          --             --              --
Eugene F. Wilcauskas.....  20,000       52.00         28.000     4/01/07        912,800       1,450,400

---------------
(1) Stock options, under the 1983 Stock Option Plan, are granted to management employees, including Executive Officers, giving optionees the right to purchase shares of Company Common Stock over a ten-year period, subject to a three-year vesting period, at the fair market value per share on the date of grant.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company Common Stock and overall market conditions. These amounts are not intended to forecast possible future increases, if any, in the market price of the Company's Common Stock.

     The following table sets forth information for the Company's option plans with respect to stock option exercises by the Executive Officers named in the Summary Compensation Table on Page 14, during 1997, including the aggregate value of gains on the date of exercise. Also shown are the (i) number of shares covered by both exercisable and unexercisable stock options as of December 31, 1997, and (ii) values for in-the-money options which represent the difference between the exercise price of such stock options and the price of Company Common Stock as of December 31, 1997.

                AGGREGATED OPTION EXERCISES FOR THE FISCAL YEAR
                    ENDED DECEMBER 31, 1997 AND OPTION VALUE
                              AT DECEMBER 31, 1997

                                                      NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                           OPTIONS                IN-THE-MONEY OPTIONS
                          ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                       EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   -----------   -------------   -----------   -------------
Robert A. Davies, III...      --          --             --         126,200       $     --       $827,915
James P. Crilly.........      --          --             --          30,300             --        239,221
Zvi Eiref...............      --          --             --          43,800             --        311,784
Dennis M. Moore.........      --          --         65,400          28,700        319,290        199,471
Eugene F. Wilcauskas....      --          --             --          20,000             --          1,260

                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN
        AMONG COMPANY, S&P 500 INDEX AND THE HOUSEHOLD PRODUCTS INDEX(1)

                      FIVE-YEAR        TEN-YEAR
                    AVERAGE ANNUAL   AVERAGE ANNUAL
                       RETURN            RETURN
                    --------------   --------------
COMPANY                (0.3)              9.4
S&P 500                20.3              18.0
HOUSEHOLD PRODUCTS     23.1              25.1


        Measurement Period                                                      Household
      (Fiscal Year Covered)              Company             S&P 500         Products Index
1987                                      40.21               47.87               38.24
1988                                      35.32               55.82               41.18
1989                                      57.48               73.50               64.48
1990                                      54.98               71.22               76.62
1991                                      94.37               92.92               89.27
1992                                     100.00              100.00              100.00
1993                                      91.79              110.08              111.30
1994                                      59.63              111.53              120.80
1995                                      62.66              153.45              169.08
1996                                      79.12              188.68              218.05
1997                                      98.68              251.63              306.66

(1)The Household Products Index consists of Clorox Company, Colgate Palmolive Co., Fort James Corp., Procter & Gamble and Kimberly Clark.

                  COMPENSATION & ORGANIZATION COMMITTEE REPORT

     The Company's executive compensation program is determined and administered by the Compensation & Organization Committee of the Board of Directors (the "Compensation Committee"), which is composed of Dr. Dixon (Chairman) and Messrs. Baldwin, Beeby, Leggett, Minton and Whitney, all of whom are non-employee Directors. The Compensation Committee is responsible for all compensation decisions regarding the Company's Executive Officers, subject to the approval of the Board of Directors. Decisions relating to the Chief Executive Officer's compensation are subject to the approval of all the non-employee Directors.

COMPENSATION PHILOSOPHY

     In order to achieve its performance objectives, the Company believes that it must be able to attract, motivate and retain qualified people with appropriate talents, skills and abilities. Accordingly, the Compensation Committee has established a compensation program that is competitive in the markets in which the Company competes for management talent.

     The executive compensation program is comprised of base salary, annual incentive compensation and long-term incentive compensation components. Using external surveys as a guide, the level of total compensation for Executive Officers (including the Executive Officers named in the foregoing tables) is intended to be comparable to the level of total compensation paid to executives with comparable responsibilities in a peer group of companies identified by the Committee. Based on such surveys, compensation paid to executives may be adjusted by the Committee to reflect the relative size differences of the companies contained in the group. The peer group is intended to represent a sufficient sample size to enable the Company to get a true reading on executive compensation although it is not necessarily the same companies with which the Company would meaningfully compare its performance in the marketplace. The Compensation Committee generally seeks to maintain annual compensation (base salary and annual incentive compensation in the aggregate) and welfare benefits at an average level, perquisites at a lower than average level, and long-term incentive compensation at an average level, as compared with similar types of compensation paid to executives in the peer group. It should be noted that the incentive compensation component of executive compensation tends to be more performance sensitive, both individual and Company performance, than the other compensation components. The Compensation Committee gives emphasis to long-term incentive compensation in the form of stock options, because such compensation places the Executive Officers of the Company in the same position as long-term stockholders. As a result, business decisions are improved and Executive Officers receive gains that are consistent with those realized by stockholders of the Company. While still within the guidelines discussed above, the Compensation Committee has, within the last few years, sought to adjust the mix of compensation by placing increased emphasis on the more variable, performance based portion, such as incentive compensation and stock option grants, and less emphasis on the fixed portion, base salaries. Toward that end, the Compensation Committee had frozen base salaries for Executive Officers at the April 1, 1995 levels, during the period 1995 through 1997, and increased the target level for incentive compensation.

     The following is a discussion of each of the elements of the Company's executive compensation program, along with a discussion of actions taken by the Compensation Committee with respect to the Chief Executive Officer's compensation.

BASE SALARY

     Base salary for each Executive Officer is determined by comparing such Executive Officer's base salary to that of his/her counterparts in the Company's peer group as shown in the periodic external salary surveys described above. In addition, the Compensation Committee may adjust the base salary of an Executive Officer in the event the Compensation Committee determines that such base salary
(i) does not adequately reflect the performance and accomplishments of such Executive Officer, (ii) is out of line in comparison with the base salary of other Executive Officers or (iii) is not consistent with the Compensation Committee's policy to attract, motivate and retain qualified Executive Officers. The factors used in the evaluation of the Executive Officer's performance, include such Executive Officer's level of responsibility and his/her contribution to the achievement of the Company's strategic operating objectives, which will include objectives specific to such individual Executive Officer.

     The base salaries paid to Executive Officers were frozen during the period April 1, 1995 through December 31, 1997, reflecting the Compensation Committee's desire to place more emphasis on the variable components of compensation (see the discussion on Annual Incentive Compensation and Long-Term and Other Compensation).

     In comparison with the Company's peer group, base salaries paid to Executive Officers in 1997 were at the lower end of the median range of base salaries of such peer group.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation for Executive Officers is awarded under the Company's Incentive Compensation Plan and is based on both corporate and individual performance. The size of the aggregate incentive compensation pool, if any, from which individual annual bonuses are paid, is based on an amount of the Company's after-tax profits that may be payable as incentive compensation to participants assuming achievement of the Company's performance targets and target performance by individual participants. The aggregate incentive compensation award pool is either increased or decreased, depending on the percentage by which actual operating earnings per share exceeds or falls short of the target operating earnings per share approved by the Board of Directors for the relevant fiscal year. For each one percent that actual operating earnings per share exceeds the target operating earnings per share, the aggregate award pool is increased by two percent. Conversely, for each one percent that actual operating earnings per share is less than the target operating earnings per share, the aggregate award pool is decreased by four percent.

     After the amount of the aggregate award pool is determined using the foregoing method, each individual Executive Officer's annual incentive compensation is determined by the Compensation Committee using the applicable percentage of base salary for each such Executive Officer. The applicable percentage of base salary is determined in accordance with the Company's Incentive Compensation Plan and ranges from thirty-three to fifty-five percent depending on the position and level of the Executive Officer with the Company. This is consistent with the Compensation Committee's desire to place more weight on performance based compensation such as incentive compensation and stock options. The individual bonuses can be higher or lower based on criteria evaluated by the Compensation Committee, including: (i) such Executive Officer's achievement (or contribution to the achievement by such Executive Officer's department or area of responsibility) of personal targets and objectives and (ii) the evaluations and recommendations of the Chief Executive Officer and Human Resources Department as to such Executive Officer's annual incentive compensation. The personal targets and objectives are the same as those described above used by the Compensation Committee in determining such Executive Officer's base salary.

     Additionally, the Compensation Committee may adjust the amount of the incentive compensation award pool and individual incentive compensation awards if, in any given year, unusual or nonrecurring factors affect the operations or operating earnings of the Company in a manner which is not reflected in the actual performance of the Company or Executive Officers for such year. For 1997, as an added incentive to continue the turnaround in the Company's profitability that was begun in 1995, the Compensation Committee increased the incentive compensation opportunity, for 1997 only, by an amount equal to 15% of the base salaries of the Executive Officers and a select group of managers below the Executive Officer level whose retention and motivation were seen by management as vital to the achievement of the Company's business plan for 1997.

     The Compensation Committee intends for the incentive compensation awards paid to Executive Officers to be competitive with those paid to comparable executive officers in the Company's peer group. In any particular year the incentive compensation level of each Executive Officer may be higher or lower than that of the peer group executives as a result of such Executive Officer's level of achievement of the specific performance-related goals.

     The incentive compensation awarded to each Executive Officer named in the foregoing tables includes the 15% additional award for 1997 described above, and is reflected in the Summary Compensation Table on page 14. In comparison with the Company's peer group, the incentive compensation awards paid to Executive Officers for 1997 were within the median range of incentive compensation of such peer group. Base salaries and incentive compensation, in the aggregate, paid to Executive Officers in 1997 were at the median level in comparison with the Company's peer group.

LONG-TERM AND OTHER COMPENSATION

     In addition to the base salary and annual incentive compensation components of Executive Officers' compensation, the total compensation for Executive Officers includes a long-term incentive component in the form of stock options granted under the Company's 1983 Stock Option Plan. The Compensation Committee believes that stock ownership encourages management to enhance shareholder value. Stock option grants are intended to motivate and reward Executive Officers and other key management employees for improving the overall financial condition of the Company over a period of time. The 1983 Stock Option Plan is also intended to induce continued employment of key management employees with the Company and, by offering incentives comparable to those offered by the Company's peer group, to enable the Company to compete for, attract and retain skilled management personnel. The Company encourages participants in the Plan to hold the shares of Company Common Stock received through the exercise of stock options so that the participants' interest will continue to be aligned with the long-term interests of the stockholders of the Company. The amount of options currently held by Executive Officers is not a factor in determining the amount of stock options to be granted under the Plan.

     Stock options granted to management employees, including Executive Officers, give optionees the right to purchase shares of Company Common Stock over a ten-year period, subject to a three-year vesting period, at the fair market value per share on the date of grant. Generally, the number of options granted to an Executive Officer is based on a percentage of the Executive Officer's base salary, determined by the Compensation Committee considering the recommendations of the Human Resources Department, and the market price per share on the date of grant. The determination of such percentage of base salary takes into account the Executive Officer's responsibilities with the Company (i.e., more options are given to employees and executives in higher levels and positions). Options are generally granted on an annual basis to each Executive Officer, and the number of options granted is periodically evaluated to ensure that the Company maintains a compensation program for each Executive Officer in accordance with the Compensation Philosophy discussed on page 18. As described in the prior year's Proxy Statement, a special award of stock options was granted on November 1, 1996. As a result, no additional options were granted in 1997.

     Effective May 26, 1993, the Company adopted, and the Board of Directors approved, the Executive Stock Purchase Plan pursuant to which certain Executive Officers purchased shares of restricted Company Common Stock at the market price on the date of purchase. The objective of the Executive Stock Purchase Plan was, in part, to further align the interests of the Plan Participants with the long-term interests of stockholders. The Company had the right to repurchase such shares, at fair market value, in the event of such Participant's retirement, death, or termination of employment. The transactions were financed by loans to each Participant by a financial institution, which were guaranteed by the Company. In addition, the interest accruing on such loans was paid by the Company on behalf of each Participant. Participants in the plan purchased 10,000 shares of restricted Company Common Stock at a price of $32.25 per share on May 26, 1993 and on May 25, 1994 an additional purchase of 10,000 shares of restricted Company Common Stock was made at a price of $22.625 per share. Each Participant in the Plan, with the exception of Mr. Moore, is either no longer employed by the Company or is no longer an Executive Officer named in the foregoing tables.

     On September 27, 1995 the Company acquired the loans entered into pursuant to the Executive Stock Purchase Plan, at face value, from the financial institution from which the original loans were obtained. Mr. Davies, upon his election as Chief Executive Officer and President, determined that given the financial circumstances presently facing the Company and each Plan Participant that the objective of the Plan was no longer being met. Accordingly, effective on October 2, 1995 participants in the Plan transferred 15,000 shares of Company Common Stock, acquired pursuant to the Plan, to the Company at a price equal to the fair market value on the date of such transfer. The proceeds of such transaction were used to reduce the respective outstanding loan balance of each such participant. In addition, a portion of each loan balance was forgiven by the Company in an amount equal to the excess of the original purchase price over the fair market value of the stock on the date of such transfer. The Company further agreed to indemnify each Participant, on an after-tax basis, for the income tax impact of the loan forgiveness. The remaining loan balances were satisfied by each Participant through personal funds or loans obtained by each Participant from a financial institution. Such loans are guaranteed by the Company. Effective December 31, 1995 the Executive Stock Purchase Plan was terminated.

     The Compensation Committee had not adopted a policy regarding Section 162(m) of the Internal Revenue Code as amended by the Omnibus Budget Reconciliation Act, which provides in part for a $1 million annual limitation on the deduction by the Company of compensation paid to any Executive Officer for federal income tax purposes. However, see Stock Option Plan proposal on page 23.

     The Internal Revenue Code of 1986, as amended, places maximum limitations on the amount of annual contributions which may be made to tax-qualified retirement plans. Accordingly, the Company adopted a Deferred Compensation Plan for Officers under which contributions are made for the benefit of certain Executive Officers, in such amounts which are determined in accordance with such retirement plans but exceed these limitations. Effective December 1, 1995 the Company amended the Deferred Compensation Plan to allow for the deferral of compensation, in whole or in part, at the discretion of each Executive Officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee evaluates the performance of Mr. Davies, the Company's Chief Executive Officer, and determines the amount of total compensation to be paid to Mr. Davies, which is subject to approval of the non-employee members of the Company's Board of Directors.

     The Compensation Committee's bases for determining the total compensation for the Chief Executive Officer are substantially the same as discussed above with respect to the Company's Executive Officers. Generally, as with the other Executive Officers, the Compensation Committee seeks to maintain the Chief Executive Officer's base salary at a level competitive with chief executive officers of other companies in the Company's peer group, although the Chief Executive Officer's base salary and incentive compensation are more significantly affected by the Company's performance and individual performance in each year.

     Mr. Davies' compensation for 1997 was determined, in part, upon the success of the Company in achieving its 1997 profit plan objective. The Compensation Committee also made a judgment as to the quality of the Company's earnings, as well as the overall health of the Company's businesses and the financial condition of the Company. Additionally, the Compensation Committee recognized the positive contribution that Mr. Davies has made as the Company has reversed the negative financial trend over the last few years.

     Mr. Davies' base salary for 1997 was below the median level with respect to the Company's peer group, reflecting the Compensation Committee's desire to place more emphasis on his performance based compensation such as incentive compensation and stock options.

     In January 1998, the Compensation Committee reviewed the performance of Mr. Davies and determined that Mr. Davies had excelled in his performance for 1997 in that the Company met its target operating earnings and improved its individual businesses in a significant manner. As a result, the Committee awarded Mr. Davies an incentive compensation award of 85% of base salary, including the additional 15% bonus awarded to all Executive Officers as described above. Mr. Davies' incentive compensation award for 1997 approximated the median level in comparison with the Company's peer group.

SUBMITTED BY THE COMPENSATION & ORGANIZATION COMMITTEE OF THE COMPANY'S BOARD OF
DIRECTORS:

Rosina B. Dixon, M.D., Chairman            John D. Leggett, III, Ph.D.
Cyril C. Baldwin, Jr.                      Dwight C. Minton
Robert H. Beeby                            John O. Whitney

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company's Directors, its Executive Officers, and persons holding more than ten percent of the Company Common Stock are required to report their initial ownership of the Company's Common Stock and any changes in such ownership to the Securities and Exchange Commission and the New York Stock Exchange.

     Specific due dates for reports required under Section 16(a) have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 1997. To the Company's knowledge, based on information furnished to the Company, all of these filing requirements were satisfied for 1997, except that (i) Mr. W. Patrick Fiedler, Vice President Sales & Marketing, inadvertently filed one late report relating to five transactions in Company Common Stock, and (ii) Mr. Jaap Ketting, Vice President - Brazil, inadvertently filed one late report relating to one transaction in Company Common Stock, and (iii) Mr. Dwight Minton, Chairman of the Board, inadvertently filed one late report relating to one transaction in Company Common Stock. All other reports for Messrs. Fiedler, Ketting and Minton were filed timely.

                           2. APPOINTMENT OF AUDITORS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board appointed Deloitte & Touche as independent auditors for the Company to examine its consolidated financial statements for 1998, and requests that the stockholders approve such appointment. The Board of Directors may review its selection if the appointment is not approved by the stockholders. Deloitte & Touche has served as auditors of the Company since 1969.

     The Company has been informed that neither Deloitte & Touche, nor any member of the firm, has any relationship with the Company or its subsidiaries, other than that arising from such firm's employment as described above. A representative of Deloitte & Touche will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he desires to do so.

               3. PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN

     The Board of Directors is submitting to the Stockholders for their approval the 1998 Stock Option Plan (the "Plan"). The proposed Plan would replace the Company's 1983 Stock Option Plan (the "1983

Plan"). The Plan is intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as "performance based compensation", and under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). The 1983 Plan does not qualify under Section 162(m) of the Code. See "Federal Income Tax Consequences" below. As of the date hereof, options to purchase 1,920,000 shares of Common Stock are available for grant under the 1983 Plan. No further grants under the Company's 1983 Plan will be made if the proposed Plan is approved, but all outstanding options previously granted under the 1983 Plan will remain in effect in accordance with their terms. The Board of Directors has approved the Plan in concept, and will consider the formal Plan document being submitted to Stockholders at the Board's next regularly scheduled meeting on April 22, 1998. Formal approval of the Plan by the Board is anticipated. Assuming approval of the Plan by the Board of Directors at the April 22, 1998 meeting and by Stockholders at the Annual Meeting, the effective date of the Plan will be April 22, 1998.

     The Plan authorizes incentives for key management employees of the Company in the form of stock options to further align their interests with the interests of the Stockholders and to increase their stake in the future growth and prosperity of the Company. The Plan is also intended to induce continued employment of key management employees and, by offering comparable incentives, to enable the Company to compete for, attract and retain competent management people. Stock options may be granted under the Plan only to those employees of the Company and its subsidiaries who are determined to be key management employees by the Board of Directors or the committee of the Board administering the Plan. The Plan permits the granting of stock options which are "incentive stock options" ("ISO Options") subject to the provisions of Section 422 of the Code and/or non-qualified options ("Non-Qualified Options"), to acquire Common Stock, (Collectively, the "Options") at the discretion of the Board.

     A copy of the Plan is attached to this Proxy Statement as Exhibit A. The principal features of the Plan are summarized below. The summary is qualified in its entirety to the full text of the Plan.

     An aggregate of 3,000,000 shares of Common Stock (subject to increase or decrease upon any change in the capital structure of the Company as provided for in the Plan) will be reserved for issuance upon exercise of Options, subject to Stockholder and Board of Directors' approval of the Plan. In the event that any outstanding Options expire or are terminated, the shares allocable to such expired or terminated Options shall again become available for the granting of Options.

     The terms and conditions of individual option grants may vary, subject to the following guidelines; (i) the option price per share of Common Stock subject to ISO Options shall not be less than the fair market value of a share of Common Stock on the date of grant and not less than 110% of the fair market value of a share of Common Stock in the case of Options granted to a holder of ten percent or more of the combined voting power of all classes of stock of the Company or its subsidiaries (a "Ten Percent Holder"); (ii) the term of all Options shall not exceed ten years from the date of grant and shall not exceed five years in the case of an Option granted to a Ten Percent Holder; and (iii) no options may be granted on or after the tenth anniversary of the effective date of the Plan.

     The Plan will be administered by the Compensation & Organization Committee of the Board of Directors or such other committee or subcommittee of the Board appointed from time to time by the

Board (the "Committee"). Under the Plan, the Committee must consist of two or more persons, each of whom shall be "Non-Employee Directors" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Exchange Act and "Outside Directors" as defined for purposes of Section 162(m) ("Section 162(m)") of the Code. The Committee will determine: (i) which officers and employees of the Company and its subsidiaries shall be granted Options; (ii) the number of shares subject to each such Option; (iii) the amount to be paid by a grantee upon exercise of Options; (iv) the terms and conditions subject to which Options may be exercised; (v) the form of consideration that may be used to pay for shares issued upon exercise of such Options; and (vi) such other matters in its discretion as provided for by the Plan. The Committee will also be responsible for the administration and interpretation of the Plan.

     Only "Key Employees" of the Company and its affiliates are eligible to receive Non-Qualified Options under the Plan and only "Key Employees" of the Company and its subsidiaries are eligible to receive ISO Options under the Plan. For purposes of the Plan, the term "Key Employees" means any executive officer, senior manager or other key employees that contribute significantly to the overall performance of the Company, its subsidiaries and/or other affiliates.

     The Plan provides that the maximum number of shares of Common Stock for which Options may be granted to any person during any calendar year shall not exceed 150,000 shares of Common Stock (subject to adjustments upon certain changes in the capital structure of the Company), as set forth in the Plan. To the extent that shares of Common Stock for which Options are permitted to be granted to a participant during a calendar year are not covered by a grant of an Option in such year, such shares of Common Stock shall increase the number of shares available for the grant Options to such participant in the subsequent calendar year.

     The Board of Directors or the Committee has the authority to amend the Plan at any time, provided that Stockholder approval will be required to: (i) increase the aggregate number of shares of Common Stock as to which Options may be granted (except for increases due to adjustments upon changes in the capital structure of the Company); (ii) decrease the exercise price of any Option (subject to adjustments upon changes in the capital structure of the Company); or (iii) make any other amendment that would require Stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded. Solely to the extent required by the applicable provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the code, or, with respect to ISO Options, under Section 422 of the Code, no amendment may be made without the approval of the Stockholders of the Company which would: (i) increase the maximum individual participant limitations for a calendar year; (ii) change the classification of persons eligible to receive Options under the Plan; or (iii) extend the maximum term of Options.

     The Board of Directors or the Committee may terminate the Plan at any time. No Options may be granted on or after the tenth anniversary of the date of Stockholder approval of the Plan, unless terminated prior thereto. The termination or amendment of the Plan will not alter or impair any rights or obligations under any Options previously granted under the Plan.

     The Plan provides that Options granted thereunder will not be transferable other than by will or by laws of descent and distribution, and during an optionee's lifetime, Options will be exercisable only by the optionee.

     The market value of the Company's Common Stock as of the close of business on March 9, 1998, as reflected by the closing price of the Common Stock on the New York Stock Exchange, was $28.75 per share.

     Grants of Options are at the discretion of the Committee and, thus, the amount of such grants, if any, are presently not determinable. To date, no Options have been granted.

FEDERAL INCOME TAX CONSEQUENCES

     The tax consequences of incentive stock options and non-qualified options are complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     ISO Options granted pursuant to the Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If an optionee makes no disposition of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of shares to such optionee and within two years from grant of the option, such optionee will realize no taxable income as a result of the grant or exercise of such option; any gain or loss than is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive stock options or the transfer of shares upon their exercise.

     If shares subject to incentive stock options are disposed of prior to the expiration of the above time periods, the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax reporting requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     Non-Qualified Options may also be granted under the Plan. An optionee who exercises a Non-Qualified Option will recognize as taxable ordinary income, at the time of exercise, an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax withholding requirements that may be applicable.

     The discussion above pertaining to a deduction of the Company is qualified by the application of Section 162(m). Pursuant to Section 162(m), the maximum allowable deduction for compensation paid or accrued by the Company with respect to the chief executive officer of the Company or any of the four most highly compensated officers of the Company (other than the chief executive officer) is limited to $1 million per year. However, compensation is tax deductible without regard to such limitations if the compensation satisfies the "performance-based" requirements of the rules and regulations under

Section 162(m). The Plan is intended to meet the requirements of Section 162(m), and, if Stockholder approval is obtained, the Company expects that deductions will not be limited thereby.

VOTE REQUIRED FOR APPROVAL

     The Plan will be submitted to Stockholders for their approval at the Annual Meeting. The proposal to adopt the Plan must be approved by the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1998 STOCK OPTION PLAN.

                       4. STOCKHOLDER PROPOSAL REQUESTING
                 CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

     Mr. John J. Gilbert and Ms. Margaret R. Gilbert of 29 East 64th Street, New York, NY 10021-7043, and Ms. Bernadette Liberti of 598 Centre Avenue, Lindenhurst, NY 11757, the beneficial owners of 1,080 shares in the aggregate, have indicated that the following resolution will be introduced at the meeting:

          RESOLVED: That the stockholders of Church & Dwight Co., Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

          REASONS: California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

          The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

          Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 and 1995 they raised their dividend.

          Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

          In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Also, Hewlett Packard, a very successful company, has cumulative voting.

          Another reason to have cumulative voting is to see that we have some directors elected to the board who will have a chairman who will conduct the meeting with an agenda and also to see that we end the stagger system of electing directors, which more and more companies are now properly doing.

          If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

     A similar proposal was submitted to stockholders by Messrs. John J. Gilbert and Lewis D. Gilbert at the 1993 Annual Meeting of Stockholders. The proposal was overwhelmingly rejected with 93% of the votes cast against the proposal, including 2% abstentions.

     Cumulative voting is the process by which votes may be accumulated and distributed among any number of nominees instead of being spread ratably among as many candidates as there are vacancies to be filled. Under cumulative voting, each Stockholder is entitled to cast as many votes as are equal to the number of votes eligible to be cast, multiplied by the number of Directors to be elected (the discussion on page 30 outlines the procedures for determining the number of votes per share of Stock).

     As a consequence, cumulative voting permits special groups of stockholders to elect Directors to represent their particular interests or points of view. The Company has sought to place broad powers in the hands of the entire Board of Directors to enable the Board to represent all Stockholders. The Board of Directors believes each Director should act on behalf and for the benefit of, all the Stockholders rather than as a representative of any particular group. Cumulative voting may negatively impact the ability of the Board to work together to the detriment of the Company and its shareholders. The election of each Director by a majority vote of Stockholders permits the Directors to administer the functions of the Company for the benefit of all Stockholders.

     For these reasons, the Board of Directors believes that the adoption of this proposal would not be in the best interest of Stockholders and recommends that Stockholders vote AGAINST this proposal.

     The affirmative vote of such number of shares as shall be entitled to cast a majority of the votes represented in person or proxy at the Annual Meeting is required for approval of this proposal.

                                 OTHER BUSINESS

     The Management is not aware of any matters, other than as indicated above, that will be presented for action at the meeting. However, if any other matters properly come before the meeting, it is understood that the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

     Stockholders' proposals for the 1999 Annual Meeting of Stockholders must be received no later than December 2, 1998, at the executive offices of the Company, 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attention:
Secretary, in order to be considered for inclusion in the Company's Proxy Statement for such meeting.

                          ANNUAL REPORT AND FORM 10-K

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR 1997, INCLUDING FINANCIAL STATEMENTS, IS BEING FURNISHED, SIMULTANEOUSLY WITH THIS PROXY STATEMENT, TO ALL STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 9, 1998, THE RECORD DATE FOR VOTING AT THE ANNUAL MEETING. A COPY OF THE COMPANY'S ANNUAL REPORT AND FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING THE EXHIBITS THERETO, WILL BE PROVIDED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO SECRETARY, CHURCH & DWIGHT CO., INC., 469 N. HARRISON STREET, PRINCETON, NEW JERSEY, 08543-5297. THE FORM 10-K PROVIDED TO STOCKHOLDERS WILL INCLUDE A LIST OF EXHIBITS TO THE FORM 10-K. COPIES OF EXHIBITS WILL BE FURNISHED TO STOCKHOLDERS UPON WRITTEN REQUEST AND UPON PAYMENT OF REPRODUCTION AND MAILING EXPENSES.

                                            MARK A. BILAWSKY
                                            Vice President, General Counsel
                                            and Secretary

Princeton, New Jersey
April 1, 1998

                     PROCEDURES FOR DETERMINING CHANGES IN
                  BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

     Effective February 19, 1986, the Restated Certificate of Incorporation of Church & Dwight Co., Inc. (the "Company") was amended (the "Amendment") to provide that, subject to the provisions below, every share of Company Common Stock is entitled to four votes per share if it has been beneficially owned continuously by the same holder (i) for a period of 48 consecutive months preceding the record date for the Stockholders' Meeting; or (ii) since February 19, 1986. All other shares carry one vote.

     In general, the Amendment provides that a change in beneficial ownership of a share of Company Common Stock occurs whenever any change occurs in any person or group who has or shares voting power, investment power or the right to receive sale proceeds with respect to such share.

     In the absence of proof to the contrary, provided in accordance with the procedures referred to below, a change in beneficial ownership shall be deemed to have occurred whenever a share of Company Common Stock is transferred of record into the name of any other person.

     In the case of a share of Company Common Stock held of record in the name of a corporation, partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, there shall be presumed to have been a change in beneficial ownership in such share within the 48 months preceding the record date, unless it has been established to the contrary pursuant to such procedures.

     There are several exceptions and qualifications to the terms of the Amendment described above, including, but not limited to, a change in beneficial ownership as a result of a gift or inheritance. For a copy of the complete Amendment, please contact the Company at 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attn.: Secretary.

     Stockholders who hold their Shares in "street name" or through any other method specified above are required to submit proof of continued beneficial ownership to the Company in order to be entitled to four votes per share. Such proof must consist of a written certification by the record owner that there has been no change in beneficial ownership (as defined in the Amendment) during the relevant period. The required form for this certification will be the completion of the section provided on the proxy card which indicates the number of one-vote shares, four-vote shares and total number of votes. The Company reserves the right, however, to require evidence in addition to the certification in situations where it reasonably believes an unreported change may have occurred. Proof (including certifications) will be accepted only if it is received by the Company at least five days before the date for the Stockholders' Meeting.

     The Company will notify stockholders of record who are natural persons, in advance of a Stockholders' Meeting, of the Company's determination as to the number of shares for which they are entitled to four votes per share and the number of shares for which they are entitled to one vote per share. This determination will be shown on the proxy cards for such stockholders. Stockholders of record who disagree with such determination may certify that no change in beneficial ownership has occurred during the relevant period, by following the same procedure set out in the previous paragraph for other stockholders, with the same reserved right of the Company to require additional evidence.

                           CHURCH & DWIGHT CO., INC.

                         Stockholder Certification Form

                                    for the
                         Annual Meeting of Stockholders
                                       on
                                  May 7, 1998

                    USE ONLY IF YOU CLAIM MORE VOTING RIGHTS
                       THAN INDICATED ON YOUR PROXY CARD.

The Undersigned certifies that:

     1. Of the _____ shares of the Company's Common Stock held of record by the Undersigned on March 9, 1998, _____ shares have been beneficially owned continuously by the same person for 48 consecutive months preceding the record date; and

     2. (Applicable only to stockholders who are natural persons) -- the following is a statement supporting why the Undersigned disagrees with the Company's determination of the voting power (as shown on the proxy card) to which the Undersigned is entitled in connection with the Annual Meeting:

--------------------------------------------------------------------------------

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                                            Dated:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                                Signature of Stockholder(s)

Please sign exactly as your name appears on the proxy card for the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The certification should be returned to:

                                            Church & Dwight Co., Inc.
                                            469 North Harrison Street
                                            Princeton, New Jersey 08543-5297
                                            Attention: Secretary

                                   EXHIBIT A

                           CHURCH & DWIGHT CO., INC.
                             1998 STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of the Church & Dwight Co., Inc. 1998 Stock Option Plan (the "Plan") is to enhance the profitability and value of the Company and its Affiliates for the benefit of their Stockholders by enabling the Company to offer Key Employees of the Company and its Affiliates, stock based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's Stockholders. The Plan is effective as of the date set forth in Section 9.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

     2.1 "Affiliate" shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a subsidiary within the meaning of Code Section 424(f), beginning with the Company's parent within the meaning of Code Section 424(e), which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

     2.2 "Board" shall mean the Board of Directors of the Company.

     2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

     2.4 "Committee" shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 a "non-employee director" as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

     2.5 "Common Stock" shall mean, subject to Section 4 hereof, the common stock, [$1.00] par value per share, of the Company.

     2.6 "Company" shall mean Church & Dwight Co., Inc., a Delaware corporation, and its successors and assigns.

     2.7 "Effective Date" shall mean the effective date of the Plan as defined in Section 9.

     2.8 "Eligible Employees" shall mean the Key Employees of the Company and its Affiliates who are eligible pursuant to Section 5.1 to be granted Stock Options under the Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean the Key Employees of the Company, its Subsidiaries and its Parent (within the meaning of Code Section 424(e)) who are eligible pursuant to Section 5.2 to be granted Stock Options under the Plan.

     2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.10 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales price reported for the Common Stock on the applicable date (i) as reported on the principal national securities exchange on which it is then traded or the NASDAQ Stock Market, Inc. or (ii) if not traded on any such national securities exchange or the NASDAQ Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the NASDAQ Stock Market, Inc., or any other automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Option is granted or, if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the sale of the Common Stock was reported or quoted.

     2.11 "Incentive Stock Option" shall mean any Stock Option awarded under the Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     2.12 "Key Employee" shall mean an executive officer, senior manager or other key employee that contributes significantly to the overall performance of the Company and its Subsidiaries and/or other Affiliates.

     2.13 "Non-Qualified Stock Option" shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

     2.14 "Participant" shall mean any Eligible Employee of the Company or its Affiliates who has been granted a Stock Option pursuant to Section 6.

     2.15 "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

     2.16 "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

     2.17 "Stock Option" or "Option" shall mean any Option to purchase shares of Common Stock granted to Eligible Employees pursuant to Section 6.

     2.18 "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

     2.19 "Ten Percent Stockholder" shall mean a person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its Parent corporations as defined in Section 424(e) of the Code.

     2.20 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

SECTION 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

     3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan (including Section 5 hereof), Stock Options to Eligible Employees and to otherwise administer the Plan. In particular, the Committee shall have the authority:

          (a) to select the Eligible Employees to whom Stock Options may from time to time be granted hereunder;

          (b) to determine whether and to what extent Stock Options are to be granted hereunder to one or more Eligible Employees;

          (c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Stock Option granted to an Eligible Employee;

          (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder to an Eligible Employee (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

          (e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock;

          (f) to modify, extend or renew a Stock Option, subject to Section 8.1 hereof, provided however, that if a Stock Option is modified, extended or renewed and thereby deemed to be the issuance of a new Stock Option under the Code or the applicable accounting rules, the exercise price of such Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; and

          (g) to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made.

     3.3. Guidelines. Subject to Section 8 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and section 162(m) of the code and shall be limited, construed and interpreted in a manner so as to comply therewith.

     3.4. Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.

     3.5. Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations, or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advise of such counsel.

     3.6. Procedures. If the Committee is appointed, the Board may, but need not, designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places including, without limitation, by telephone conference or by written consent, as the Committee shall deem advisable. A majority of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee may keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.7. Designation of Consultants/Liability

          (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

          (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Options granted under it. To the maximum extent permitted by applicable laws and the Restated Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or member or former officers, directors or members may have under applicable law or under the Restated Certificate of Incorporation or By-Laws of the Company or Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him/her under the Plan.

SECTION 4.  SHARES AND OTHER LIMITATIONS

     4.1 Shares.

          (a) General Limitation. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed three million (3,000,000) shares (subject to any increase or decrease pursuant to section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying the unexercised Option shall again be available under the Plan. In addition, in determining the number of shares of Common Stock available for awards other than awards of Incentive Stock Options, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a Stock Option or the number of shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available under the Plan. Any shares of Common Stock that are issued by the Company for, and any awards that are granted through the assumption of or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares of Common Stock available for issuance under the Plan other than with regard to determining the number of shares available for Incentive Stock Options.

          (b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Option which may be granted under the Plan to each Participant during each calendar year during the term of the Plan shall not exceed one hundred fifty thousand (150,000) shares (subject to any increase or decrease pursuant to Section 4.2). To the extent the shares of Common Stock for which Options are permitted to be granted to a Participant pursuant to this section 4.1(b) during a calendar year are not covered by a grant of an Option to a Participant issued in such calendar year, such shares of Common Stock shall automatically increase the number of shares available for grant of Options to such Participant in the subsequent calendar year during the term of the Plan.

     4.2. Changes

          (a) The existence of the Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the Stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

          (b) In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option granted under the Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executor, administrators, successors and assigns.

          (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise. No fractional shares of Common Stock shall be issued under the Plan. The Committee may, in its sole discretion, pay cash in lieu of any fractional shares of Common Stock in settlement of awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     4.3. Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than par value.

SECTION 5.  ELIGIBILITY

     5.1. Non-Qualified Stock Options. All Key Employees of the Company and its Affiliates are eligible to be granted Non-Qualified Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.

     5.2. Incentive Stock Options. All Key Employees of the Company, it Subsidiaries and its Parent (within the meaning of Code Section 424(e)) are eligible to be granted Incentive Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.

SECTION 6.  STOCK OPTION GRANTS

     6.1. Options.  Stock Options granted hereunder shall be one of two types:
(i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.

     6.2. Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option.

     6.3. Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions, shall be subject to Section 3.2 hereof and the other provisions of this Plan, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (a) Option Price. The option price per share of Common Stock subject to an Incentive Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. The purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee but shall not be less than the 100% of the Fair Market Value of a share of Common Stock at the time of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

SECTION 7.  NON-TRANSFERABILITY

     7.1. Non-Transferability.  Except as provided in the last sentence of this
Section 7.1, no Stock Option shall be transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant, no Stock Option shall, except as otherwise specifically provided by law or herein, be transferred in any manner, and any attempt to transfer any such Stock Option shall be void. No such

Stock Option shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Stock Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Stock Option other than an Incentive Stock Option, that is otherwise not transferable pursuant to this Section 7 is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

SECTION 8.  TERMINATION OR AMENDMENT OF THE PLAN

     8.1. Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Section 8 or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that the Plan may not be amended without the approval of the Stockholders of the Company in accordance with the laws of the State of Delaware, to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (subject to Section 4.2); (ii) decrease the minimum Option price of any Stock Option; or (iii) make any other amendment that would require Stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded. In addition, solely to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or with respect to Incentive Stock Options, Section 422 of the Code, no amendment may be made without the approval of Stockholders of the Company in accordance with the laws of the State of Delaware which would (i) increase the maximum individual Participant limitations for a calendar year under Section 4.1(b); (ii) change the classification of employees eligible to receive Stock Options under the Plan; or (iii) extend the maximum Option term under Section 6.3(b).

     The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Section 4 above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Option holder without the Option holder's consent.

SECTION 9.  EFFECTIVE DATE OF PLAN

     The Plan has been adopted by the Board effective as of           , subject
to and conditioned upon the approval of the Plan by the Stockholders of the Company in accordance with the laws of the State of Delaware and requirements of any applicable national securities exchange or automated quotation system.

SECTION 10.  TERM OF PLAN

     No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the Effective Date or the date of Stockholder approval, but such Stock Options granted prior to such date may extend beyond that date.

SECTION 11.  NAME OF PLAN

     The Plan shall be known as the "Church & Dwight Co., Inc. 1998 Stock Option Plan."

                    (This page is intentionally left blank)

                                           Church &
                                           Dwight Co., Inc.

                                           1998

                                           -------------------------------------

                                           NOTICE OF
                                           ANNUAL MEETING
                                           OF STOCKHOLDERS
                                           AND
                                           PROXY STATEMENT

                                           -------------------------------------
                                           MEETING DATE
                                           MAY 7, 1998

  Church & Dwight Co., Inc.
  469 North Harrison Street
  Princeton, New Jersey 08543-5297                                Arm&HammerLogo
                                                 Consumer and Specialty Products

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             CHURCH & DWIGHT CO., INC.
                469 NORTH HARRISON STREET, PRINCETON, NJ 08543-5297

    The Undersigned, having received the Notice of Meeting and Proxy Statement dated April 1, 1998, hereby appoints ROSINA B. DIXON, M.D.; JOHN D. LEGGETT, III, Ph.D.; and DWIGHT C. MINTON, and each of them, proxies, each with power to appoint his/her substitute, to vote all shares of stock which the Undersigned is entitled to vote at the Annual Meeting of Stockholders of Church & Dwight Co., Inc. to be held on Thursday, the 7th day of May, 1998 at THE ASIA SOCIETY, 725 Park Avenue, New York, New York, at 11:00 a.m., and at all adjournments thereof, upon such matters as may properly come before the meeting and the following items as set forth in the Notice of Meeting and Proxy Statement:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 , 2 AND 3.

    1. Election of Nominees for Directors as listed below (except as marked to
       the contrary below).      FOR [ ]            WITHHOLD AUTHORITY [ ]

       Nominees: Robert H. Beeby, J. Richard Leaman, Jr., Dwight C. Minton and John O. Whitney.

       INSTRUCTION: To withhold authority to vote for any nominee(s), print such nominee's name(s) in the space provided below.

--------------------------------------------------------------------------------

    2. Approval of appointment of Deloitte & Touche as independent auditors of the Company's 1998 financial statements.

        FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    3. Proposal to approve the 1998 Stock Option Plan.

        FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

    4. A Stockholder proposal relating to cumulative voting in the election of Directors.
        FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    5. Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    IF NO CONTRARY INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2
                             AND 3; AND AGAINST ITEM 4.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND
                           FOR APPROVAL OF ITEMS 2 AND 3.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

P                                                    (continued on reverse side)
R

                                               I PLAN TO ATTEND MEETING [ ]

      Your vote is important. If you own shares which are entitled to four votes per share, you must indicate this below in the space provided, or it will be assumed that your shares will be entitled to one vote each. Please provide the total number of one-vote shares, the total number of four-vote shares and the total number of votes in the spaces below.

                                        Dated

                                        -----------------------------------,
                                        1998

                                        Signature
                                        -----------------------------------

                                        Signature
                                        -----------------------------------

                                                                 TOTAL One-Vote Shares    ---------------   x1   ---------------

                                                                 TOTAL Four-Vote Shares                     x4
                                                                                          ---------------        ---------------

                                                                 TOTAL NUMBER OF VOTES
                                                                 ---------------------------------------------------------------

                                        Please sign exactly as name appears
                                        hereon. Where shares are held
                                        jointly, each holder should sign.
                                        Executors, administrators, trustees
                                        and others signing in a
                                        representative capacity should so
                                        indicate. If a signer is a
                                        corporation, please sign the full
                                        corporate name by an authorized
                                        officer.

     PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.